UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2026

SADOT GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-38755 (Commission File Number)	87-2792167 (IRS Employer Identification No.)

295 E. Renfro Street, Suite 300, Burleson, TX 76028

(Address of principal executive offices, including zip code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SDOT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 26, 2026 (the “Closing Date”), Sadot Group Inc. (the “Company”) entered into and consummated a Share Purchase Agreement (the “SPA”) with Dream America Marketing Services, Ltd, a company organized under the laws of Costa Rica (the “Purchaser”), pursuant to which the Company sold, transferred and assigned to the Purchaser one hundred percent (100%) of the issued and outstanding membership interests (the “Interests”) of Sadot Latam LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Sadot Latam”).

The aggregate purchase price for the Interests consists of: (i) $1,000 in cash, payable by wire transfer; plus (ii) a profit-sharing payment equal to 27.5% of cash actually collected in respect of certain receivables held by Sadot Latam and Sadot LLC, as more particularly described in Appendix A to the SPA. The Purchaser acquired the Interests on an “as is, where is” basis, inclusive of all existing and threatened litigation, claims and liabilities of Sadot Latam.

The assets of Sadot Latam transferred in connection with the sale, as set forth in Appendix A to the SPA, consist principally of the following:

● A Citizens Bank deposit of approximately $250,000;

● Kaford receivable (amount subject to collection);

● Naturz receivable (amount subject to collection);

● 50% of any net collection amount from the Zambia receivable; and

● 50% of any net collection amount from the Zen Noh lawsuit.

The SPA contains customary representations, warranties, covenants and indemnification provisions. The Seller has agreed to provide legal support for a period of six (6) months following the Closing Date for all litigation and disputes involving Sadot Latam existing as of the Closing Date. The SPA is governed by the laws of the State of New York, with disputes to be resolved by arbitration administered by the American Arbitration Association in New York, New York.

The foregoing description of the SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the SPA, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

Financial Statement Impact — Deconsolidation of Sadot Latam

As a result of the consummation of the sale on the Closing Date, the Company will cease to consolidate Sadot Latam in its consolidated financial statements from and after the Closing Date. The Company is evaluating the accounting treatment of the deconsolidation in accordance with Accounting Standards Codification Topic 810

, and

expects to reflect the effects of the deconsolidation in its consolidated financial statements for the fiscal quarter ending June 30, 2026. The financial effects of the deconsolidation are preliminary, have not been audited or reviewed by the Company’s independent registered public accounting firm, and remain subject to change.

The Board has authorized this voluntary disclosure under Item 8.01 of Form 8-K in order to provide transparency regarding the transaction.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, without limitation, statements regarding the anticipated timing and accounting effects of the deconsolidation of Sadot Latam. These statements are based on current expectations and are subject to risks, uncertainties and assumptions, including risks related to accounting determinations, collectability of the receivables, and other factors described in the Company’s filings with the Securities and Exchange Commission. Actual results may differ materially from those expressed or implied in any forward-looking statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Share Purchase Agreement, dated as of June 26, 2026, by and between Sadot Group Inc. and Dream America Marketing Services, Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SADOT GROUP INC.

Date: June 29, 2026

By: /s/ Haggai Ravid
Name: Haggai Ravid
Title: Chief Executive Officer

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